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                                                              EXHIBIT 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in this Amendment No. 2 to Registration Statement No. 333-27369 of Merisel, Inc. on Form S-4 of our report dated April 14, 1997, incorporated by reference from the Annual Report on Form 10-K of Merisel, Inc. for the Year Ended December 31, 1996, and to the use of our report dated April 14, 1997 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ Deloitte & Touche LLP

Los Angeles, California

July 24, 1997